UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2025

INNO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2465 Farm Market 359 South Brookshire, TX	77423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 909-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2025, Inno Holdings Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Architectix Limited, a British Virgin Islands company (the “Buyer”), Inno Metal Studs Corp, a Texas Corporation (“IMSC”), and Inno AI Tech Corp, a Texas corporation (“AT”). Pursuant to the Agreement, the Company agreed to sell all issued and outstanding shares of its wholly owned subsidiaries, IMSC and AT, to the Buyer for an aggregate purchase price of $1,000 in cash (the “Disposition”).

The Agreement contains representations, warranties, and covenants of the parties that are customary for a transaction of this type. The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Share Purchase Agreement, dated March 4, 2025, by and among Architectix Limited, Inno Holdings Inc., Inno Metal Studs Corp, and Inno AI Tech Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS INC.

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	CEO

Date: March 10, 2025